Exhibit 99.1

Jeff Hansen
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Jeff.Hansen@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Second Quarter Financial Results
ORLANDO, Fla. – August 2, 2018 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter financial results and provided updated guidance for the full year 2018.
Second Quarter 2018 Results:

•
Total company vacation ownership contract sales were $233 million, an increase of $18 million, or 8 percent, compared to the prior year period. North America vacation ownership contract sales were $211 million, an increase of $16 million, or 8 percent, compared to the prior year period.

•
The company estimates that the 2017 hurricanes negatively impacted contract sales in the 2018 second quarter by more than $3 million. Excluding that impact, the company estimates that total company and North America vacation ownership contract sales would have both grown 10 percent over the prior year period.

•	North America VPG totaled $3,672, a 3 percent increase from the second quarter of 2017. North America tours increased 5 percent year-over-year.

•	Net income was $11 million, or $0.39 fully diluted earnings per share (“EPS”), compared to net income of $48 million, or $1.72 fully diluted EPS, in the second quarter of 2017.

•
Adjusted net income was $43 million compared to adjusted net income of $49 million in the second quarter of 2017. Adjusted fully diluted EPS was $1.59, compared to adjusted fully diluted EPS of $1.74 in the second quarter of 2017.

•	Adjusted EBITDA totaled $76 million, a decrease of $8 million year-over-year.

•	Excluding the impact of nearly $10 million of unfavorable revenue reportability, Adjusted EBITDA increased $2 million year-over-year.

•	Development margin was $39 million compared to $52 million in the second quarter of 2017. Development margin percentage was 19.0 percent compared to 25.6 percent in the prior year quarter.

•
Total company adjusted development margin percentage, which excludes the impact of revenue reportability and other charges, was 20.0 percent in the second quarter of 2018 compared to 23.2 percent in the second quarter of 2017.

•
North America adjusted development margin percentage, which excludes the impact of revenue reportability and other charges, was 23.2 percent in the second quarter of 2018 compared to 25.6 percent in the second quarter of 2017.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 2

•
Resort management and other services revenues totaled $78 million, a $6 million, or 8 percent, increase from the second quarter of 2017. Resort management and other services revenues, net of expenses, totaled $37 million, a $4 million, or 12 percent, increase from the second quarter of 2017.

•
Financing revenues totaled $36 million, a $3 million, or 10 percent, increase from the second quarter of 2017. Financing revenues, net of expenses and consumer financing interest expense, were $26 million, a $2 million, or 11 percent, increase from the second quarter of 2017.

•
Rental revenues totaled $75 million, a $5 million, or 8 percent, increase from the second quarter of 2017. Rental revenues net of expenses were $12 million, a 2 percent, increase from the second quarter of 2017.

“In the second quarter, we saw a continuation of the momentum we gained at the end of the first quarter. Contract sales were $233 million, an increase of 8 percent year-over-year, and adjusted EBITDA was strong at $76 million, both in line with our expectations,” said Stephen P. Weisz, president and chief executive officer. “Our new sales locations continue to mature, our marketing programs are generating increasing tour flow, and our volume per guest continues to grow. Based on our performance for the first half of the year and our expectations for the remainder of the year, we are confident we can achieve our 2018 full year guidance of contract sales growth between 7 and 12 percent, adjusted net income of $184 million to $195 million, and adjusted EBITDA of $310 million to $325 million. Regarding the proposed transaction with ILG, I’m pleased to say that we’ve received the required regulatory approvals and, assuming all other remaining conditions are satisfied, including approval from shareholders of both MVW and ILG, we anticipate closing on the transaction on August 31, 2018.”
Non-GAAP Financial Information
Certain financial measures included in this release are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted net income, EBITDA, Adjusted EBITDA, adjusted development margin, adjusted free cash flow, and adjusted fully diluted earnings per share. For descriptions of and a reconciliation of such measures to the most directly comparable GAAP measure, see pages A-1 through A-12 of the Financial Schedules that follow.
Balance Sheet and Liquidity
On June 30, 2018, cash and cash equivalents totaled $548 million. Since the beginning of the year, real estate inventory balances decreased $38 million to $685 million, including $325 million of finished goods and $360 million of land and infrastructure. The company had $1.3 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the second quarter, an increase of $237 million from year-end 2017, consisting primarily of $1.1 billion of debt related to our securitized notes receivable and $196 million of convertible notes.
During the second quarter of 2018, the company completed the securitization of $436 million of vacation ownership notes receivable at a blended borrowing rate of 3.52 percent and an advance rate of 97 percent. Approximately $327 million of the vacation ownership notes receivable were purchased on June 28, 2018 by the MVW Owner Trust 2018-1 (the “Trust”), and all or a portion of the remaining vacation ownership notes receivable may be purchased by the Trust prior to September 30, 2018. This transaction generated approximately $423 million of gross proceeds, of which $106 million will be held in restricted cash until the remaining vacation ownership notes receivable are purchased by the Trust. Approximately $10 million was used to pay transaction expenses and fund required reserves and the remainder will be used for general corporate purposes.
As of June 30, 2018, the company had approximately $248 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit, and approximately $40 million of gross vacation ownership notes receivable eligible for securitization.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 3

Acquisition of ILG, Inc.
On April 30, 2018, the company entered into an Agreement and Plan of Merger under which the company agreed to acquire, in a series of transactions, all of the outstanding shares of ILG, Inc. (“ILG”) in a cash and stock transaction with an implied equity value of approximately $4.7 billion as of that date. Subject to the satisfaction of customary closing conditions, including approval from shareholders of both MVW and ILG, as noted above, the company expects to close the transaction on August 31, 2018.
Outlook
Pages A-1 through A-12 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2018 expected GAAP results:

Net income	$150 million	to	$161 million
Fully diluted EPS	$5.45	to	$5.85
Net cash provided by operating activities	$95 million	to	$120 million
The company is updating guidance as reflected in the chart below for the full year 2018:

	Current Guidance			Previous Guidance
Adjusted free cash flow	$200 million	to	$230 million	$185 million	to	$215 million
The company is reaffirming the following guidance for the full year 2018:

Adjusted net income	$184 million	to	$195 million
Adjusted fully diluted EPS	$6.69	to	$7.09
Adjusted EBITDA	$310 million	to	$325 million
Contract sales growth	7 percent	to	12 percent
2018 expected GAAP results and guidance above do not reflect the impact of future spending associated with the planned acquisition of ILG or any impact of the acquisition of ILG.
Second Quarter 2018 Earnings Conference Call
The company will hold a conference call at 10:00 a.m. ET today to discuss these results and the guidance for full year 2018. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.
An audio replay of the conference call will be available for seven days and can be accessed at 877-660-6853 or 201-612-7415 for international callers. The conference ID for the recording is 13681378. The webcast will also be available on the company’s website.
###
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 65 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 4

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, the company’s pending acquisition of ILG, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of August 2, 2018 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Important Information and Where to Find It
The proposed transactions involving the company and ILG will be submitted to the company’s stockholders and ILG’s stockholders for their consideration. In connection with the proposed transaction, on July 19, 2018, the company filed with the SEC an amendment to the registration statement on Form S-4 that included a joint proxy statement/prospectus for the stockholders of the company and ILG and was filed with the SEC on June 6, 2018. The registration statement was declared effective by the SEC on July 23, 2018. The company and ILG mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about July 25, 2018 and each of the company and ILG intend to hold the special meeting of the stockholders of the company and ILG on August 28, 2018. This communication is not intended to be, and is not, a substitute for such filings or for any other document that the company or ILG may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials and any other documents filed or furnished by the company or ILG with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from the company by going to its investor relations page on its corporate web site at www.marriottvacationsworldwide.com and from ILG by going to its investor relations page on its corporate web site at www.ilg.com.
Participants in the Solicitation
The company, ILG, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the company’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018 and in its definitive proxy statement filed with the SEC on April 3, 2018, and information about ILG’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and in its definitive proxy statement filed with the SEC on May 7, 2018. These documents are available free of charge from the sources indicated above, and from the company by going to its investor relations page on its corporate web site at www.marriottvacationsworldwide.com and from ILG by going to its investor relations page on its corporate web site at www.ilg.com. Additional information regarding the interests of participants in the solicitation of proxies in connection

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 5

with the proposed transactions is presented in the definitive joint proxy statement/prospectus included in the registration statement on Form S-4 filed by the company with the SEC, and may be included in other relevant materials that the company and ILG file with the SEC.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 2, 2018
TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Adjusted Net Income, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA	A-2
North America Segment Financial Results	A-3
Asia Pacific Segment Financial Results	A-4
Europe Segment Financial Results	A-5
Corporate and Other Financial Results	A-6
Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-7
North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-8
2018 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted and Adjusted EBITDA	A-9
2018 Outlook - Adjusted Free Cash Flow	A-10
Non-GAAP Financial Measures	A-11
Consolidated Balance Sheets	A-13
Consolidated Statements of Cash Flows	A-14

NOTE: Contract sales consist of the total amount of vacation ownership product sales under contract signed during the period where we have received a down payment of at least ten percent of the contract price, reduced by actual rescissions during the period, inclusive of contracts associated with sales of vacation ownership products on behalf of third parties, which we refer to as “resales contract sales.”

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUES
Sale of vacation ownership products	$205,168	$201,856	$379,957	$365,733
Resort management and other services	77,642	71,940	147,822	139,359
Financing	35,851	32,530	71,333	64,641
Rental	74,561	69,290	148,771	136,969
Cost reimbursements	201,470	186,820	417,658	384,034
TOTAL REVENUES	594,692	562,436	1,165,541	1,090,736
EXPENSES
Cost of vacation ownership products	56,863	51,025	103,226	94,796
Marketing and sales	109,315	99,168	215,249	196,666
Resort management and other services	41,079	39,413	78,857	76,884
Financing	3,788	3,449	8,036	7,466
Rental	62,739	57,756	118,638	111,464
General and administrative	32,992	29,534	62,427	57,073
Litigation settlement	16,312	183	16,209	183
Consumer financing interest	6,172	5,654	12,778	11,592
Royalty fee	16,198	16,307	31,022	32,377
Cost reimbursements	201,470	186,820	417,658	384,034
TOTAL EXPENSES	546,928	489,309	1,064,100	972,535
Losses and other expense, net	(6,586)	(166)	(6,140)	(225)
Interest expense	(4,112)	(1,757)	(8,429)	(2,538)
Other	(19,686)	(100)	(22,802)	(469)
INCOME BEFORE INCOME TAXES	17,380	71,104	64,070	114,969
Provision for income taxes	(6,619)	(22,918)	(17,328)	(38,893)
NET INCOME	$10,761	$48,186	$46,742	$76,076

Earnings per share - Basic	$0.40	$1.76	$1.75	$2.79
Earnings per share - Diluted	$0.39	$1.72	$1.71	$2.72

Basic Shares	26,728	27,319	26,707	27,285
Diluted Shares	27,253	27,965	27,281	27,929
	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Contract sales	$232,643	$214,985	$436,304	$414,603
NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands, except per share amounts)
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income	$10,761	$48,186	$46,742	$76,076
Less certain items:
Acquisition costs	19,775	199	22,935	611
Litigation settlement	16,312	183	16,209	183
Losses and other expense, net	6,586	166	6,140	225
Certain items before provision for income taxes	42,673	548	45,284	1,019
Provision for income taxes on certain items	(9,984)	(213)	(10,613)	(386)
Adjusted net income **	$43,450	$48,521	$81,413	$76,709
Earnings per share - Diluted	$0.39	$1.72	$1.71	$2.72
Adjusted earnings per share - Diluted **	$1.59	$1.74	$2.98	$2.75
Diluted Shares	27,253	27,965	27,281	27,929
EBITDA AND ADJUSTED EBITDA
	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income	$10,761	$48,186	$46,742	$76,076
Interest expense [1]	4,112	1,757	8,429	2,538
Tax provision	6,619	22,918	17,328	38,893
Depreciation and amortization	5,770	5,001	11,371	10,192
EBITDA **	27,262	77,862	83,870	127,699
Non-cash share-based compensation	6,117	5,175	9,718	8,451
Certain items before provision for income taxes	42,673	548	45,284	1,019
Adjusted EBITDA **	$76,052	$83,585	$138,872	$137,169

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA SEGMENT
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUES
Sale of vacation ownership products	$188,624	$184,880	$349,320	$336,589
Resort management and other services	68,429	63,916	131,960	125,989
Financing	33,912	30,719	67,441	60,958
Rental	67,083	62,021	135,158	124,506
Cost reimbursements	186,734	176,236	389,360	357,802
TOTAL REVENUES	544,782	517,772	1,073,239	1,005,844
EXPENSES
Cost of vacation ownership products	50,123	45,808	91,108	84,731
Marketing and sales	95,519	87,373	188,902	174,795
Resort management and other services	33,881	33,355	66,164	66,324
Rental	53,283	49,220	100,466	95,274
Litigation settlement	15,199	—	14,988	—
Royalty fee	3,641	3,038	5,478	5,728
Cost reimbursements	186,734	176,236	389,360	357,802
TOTAL EXPENSES	438,380	395,030	856,466	784,654
Gains (losses) and other income (expense), net	17	(162)	3	(196)
Other	26	74	(2,425)	125
SEGMENT FINANCIAL RESULTS	$106,445	$122,654	$214,351	$221,119

SEGMENT FINANCIAL RESULTS	$106,445	$122,654	$214,351	$221,119
Less certain items:
Acquisition costs	68	27	2,568	27
Litigation settlement	15,199	—	14,988	—
(Gains) losses and other (income) expense, net	(17)	162	(3)	196
Certain items	15,250	189	17,553	223
ADJUSTED SEGMENT FINANCIAL RESULTS **	$121,695	$122,843	$231,904	$221,342

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Contract sales	$211,469	$195,791	$398,613	$379,011

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ASIA PACIFIC SEGMENT
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUES
Sale of vacation ownership products	$11,654	$10,282	$22,900	$19,437
Resort management and other services	1,337	981	2,650	1,923
Financing	1,238	1,105	2,452	2,228
Rental	2,059	2,046	5,384	4,950
Cost reimbursements	1,931	1,607	3,697	2,717
TOTAL REVENUES	18,219	16,021	37,083	31,255
EXPENSES
Cost of vacation ownership products	3,490	2,184	6,636	4,242
Marketing and sales	9,379	7,618	18,016	14,381
Resort management and other services	1,271	831	2,382	1,703
Rental	5,019	4,315	10,045	8,641
Royalty fee	268	221	521	449
Cost reimbursements	1,931	1,607	3,697	2,717
TOTAL EXPENSES	21,358	16,776	41,297	32,133
Gains (losses) and other income (expense), net	43	—	43	(20)
Other	(5)	(2)	(10)	(10)
SEGMENT FINANCIAL RESULTS	$(3,101)	$(757)	$(4,181)	$(908)

SEGMENT FINANCIAL RESULTS	$(3,101)	$(757)	$(4,181)	$(908)
Less certain items:
(Gains) losses and other (income) expense, net	(43)	—	(43)	20
Certain items	(43)	—	(43)	20
ADJUSTED SEGMENT FINANCIAL RESULTS **	$(3,144)	$(757)	$(4,224)	$(888)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Contract sales	$13,784	$11,614	$26,127	$23,562

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EUROPE SEGMENT
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUES
Sale of vacation ownership products	$4,890	$6,694	$7,737	$9,707
Resort management and other services	7,876	7,043	13,212	11,447
Financing	701	706	1,440	1,455
Rental	5,419	5,223	8,229	7,513
Cost reimbursements	12,805	8,977	24,601	23,515
TOTAL REVENUES	31,691	28,643	55,219	53,637
EXPENSES
Cost of vacation ownership products	823	1,137	1,233	1,692
Marketing and sales	4,417	4,177	8,331	7,490
Resort management and other services	5,927	5,227	10,311	8,857
Rental	4,437	4,221	8,127	7,549
Litigation settlement	1,100	—	1,208	—
Royalty fee	71	79	111	125
Cost reimbursements	12,805	8,977	24,601	23,515
TOTAL EXPENSES	29,580	23,818	53,922	49,228
SEGMENT FINANCIAL RESULTS	$2,111	$4,825	$1,297	$4,409

SEGMENT FINANCIAL RESULTS	$2,111	$4,825	$1,297	$4,409
Less certain items:
Litigation settlement	1,100	—	1,208	—
Certain items	1,100	—	1,208	—
ADJUSTED SEGMENT FINANCIAL RESULTS **	$3,211	$4,825	$2,505	$4,409

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Contract sales	$7,390	$7,580	$11,564	$12,030

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
EXPENSES
Cost of vacation ownership products	$2,427	$1,896	$4,249	$4,131
Financing	3,788	3,449	8,036	7,466
General and administrative	32,992	29,534	62,427	57,073
Litigation settlement	13	183	13	183
Consumer financing interest	6,172	5,654	12,778	11,592
Royalty fee	12,218	12,969	24,912	26,075
TOTAL EXPENSES	57,610	53,685	112,415	106,520
Losses and other expense, net	(6,646)	(4)	(6,186)	(9)
Interest expense	(4,112)	(1,757)	(8,429)	(2,538)
Other	(19,707)	(172)	(20,367)	(584)
TOTAL FINANCIAL RESULTS	$(88,075)	$(55,618)	$(147,397)	$(109,651)

TOTAL FINANCIAL RESULTS	$(88,075)	$(55,618)	$(147,397)	$(109,651)
Less certain items:
Acquisition costs	19,707	172	20,367	584
Losses and other expense, net	6,646	4	6,186	9
Certain items	26,353	176	26,553	593
ADJUSTED FINANCIAL RESULTS **	$(61,722)	$(55,442)	$(120,844)	$(109,058)

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Contract sales	$232,643	$214,985	$436,304	$414,603
Less resales contract sales	(7,392)	(5,093)	(14,932)	(10,876)
Contract sales, net of resales	225,251	209,892	421,372	403,727
Plus:
Settlement revenue [1]	4,228	4,103	7,741	7,439
Resales revenue [1]	2,740	2,561	4,946	4,146
Revenue recognition adjustments:
Reportability	(4,180)	9,862	(15,690)	(4,288)
Sales reserve	(15,095)	(14,337)	(23,970)	(27,059)
Other [2]	(7,776)	(10,225)	(14,442)	(18,232)
Sale of vacation ownership products	$205,168	$201,856	$379,957	$365,733

1
Previously included in Resort management and other services revenue prior to the adoption of the Accounting Standards Update 2014-09 – “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), as Amended.

2	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Sale of vacation ownership products	$205,168	$201,856	$379,957	$365,733
Less:
Cost of vacation ownership products	56,863	51,025	103,226	94,796
Marketing and sales	109,315	99,168	215,249	196,666
Development margin	38,990	51,663	61,482	74,271
Revenue recognition reportability adjustment	2,807	(6,858)	10,755	2,948
Adjusted development margin **	$41,797	$44,805	$72,237	$77,219
Development margin percentage [1]	19.0%	25.6%	16.2%	20.3%
Adjusted development margin percentage	20.0%	23.2%	18.3%	20.9%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Contract sales	$211,469	$195,791	$398,613	$379,011
Less resales contract sales	(7,392)	(4,908)	(14,604)	(10,691)
Contract sales, net of resales	204,077	190,883	384,009	368,320
Plus:
Settlement revenue [1]	3,920	4,051	7,412	7,337
Resales revenue [1]	2,594	2,561	4,724	4,146
Revenue recognition adjustments:
Reportability	(1,560)	9,512	(12,465)	(4,087)
Sales reserve	(13,250)	(13,025)	(21,224)	(22,791)
Other [2]	(7,157)	(9,102)	(13,136)	(16,336)
Sale of vacation ownership products	$188,624	$184,880	$349,320	$336,589

1
Previously included in Resort management and other services revenue prior to the adoption of the Accounting Standards Update 2014-09 – “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), as Amended.

2	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Sale of vacation ownership products	$188,624	$184,880	$349,320	$336,589
Less:
Cost of vacation ownership products	50,123	45,808	91,108	84,731
Marketing and sales	95,519	87,373	188,902	174,795
Development margin	42,982	51,699	69,310	77,063
Revenue recognition reportability adjustment	1,043	(6,586)	8,570	2,825
Adjusted development margin **	$44,025	$45,113	$77,880	$79,888
Development margin percentage [1]	22.8%	28.0%	19.8%	22.9%
Adjusted development margin percentage	23.2%	25.6%	21.6%	23.5%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2018 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK
(In millions, except per share amounts)

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net income [1]	$150	$161
Adjustments to reconcile Net income to Adjusted net income
Certain items [2]	45	45
Provision for income taxes on adjustments to net income	(11)	(11)
Adjusted net income **	$184	$195
Earnings per share - Diluted [1,3]	$5.45	$5.85
Adjusted earnings per share - Diluted **, 3	$6.69	$7.09
Diluted shares [3]	27.5	27.5

1	2018 expected GAAP results above do not reflect the impact of future spending associated with the planned acquisition of ILG or any impact of the acquisition of ILG.
2	Certain items adjustment includes $23 million of acquisition costs, $16 million of litigation settlements and $6 million of losses and other expense.
3	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through July 31, 2018.
**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2018 ADJUSTED EBITDA OUTLOOK
(In millions)

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net income [1]	$150	$161
Interest expense [2]	17	17
Tax provision	53	57
Depreciation and amortization	26	26
EBITDA **	246	261
Non-cash share-based compensation	19	19
Certain items [3]	45	45
Adjusted EBITDA **	$310	$325

1	2018 expected GAAP results above do not reflect the impact of future spending associated with the planned acquisition of ILG or any impact of the acquisition of ILG.
2	Interest expense excludes consumer financing interest expense.
3	Certain items adjustment includes $23 million of acquisition costs, $16 million of litigation settlements and $6 million of losses and other expense.
**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2018 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net cash provided by operating activities	$95	$120
Capital expenditures for property and equipment (excluding inventory):
New sales centers [1]	(3)	(5)
Other	(27)	(32)
Borrowings from securitization transactions	423	423
Repayment of debt related to securitizations	(305)	(295)
Free cash flow **	183	211
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	13	10
Inventory / other payments associated with capital efficient inventory arrangements	(40)	(40)
Certain items [3]	46	46
Change in restricted cash	(2)	3
Adjusted free cash flow **	$200	$230

1	Represents the incremental investment in new sales centers.
2	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2017 and 2018 year ends.
3	Certain items adjustment includes $23 million of acquisition costs, $16 million of litigation settlements and $7 million of fraudulently induced electronic payment disbursements made to third parties.
**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Adjusted Net Income
We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the quarters and first halves ended June 30, 2018 and June 30, 2017, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and First Half Ended June 30, 2018
In our Statement of Income for the quarter ended June 30, 2018, we recorded $42.7 million of net pre-tax items, which included $19.8 million of acquisition costs associated with the pending acquisition of ILG, $16.3 million of litigation settlement charges, including $10.6 million related to a project in San Francisco, $4.6 million related to a project in Lake Tahoe and $1.1 million related to projects in Europe, and $6.6 million of losses and other expenses primarily resulting from fraudulently induced electronic payment disbursements made to third parties.
In our Statement of Income for the first half ended June 30, 2018, we recorded $45.3 million of net pre-tax items, which included $22.9 million of acquisition costs, including $20.4 million of costs associated with the pending acquisition of ILG and $2.5 million of costs associated with the anticipated future capital efficient acquisition of an operating property in San Francisco, California, $16.3 million of litigation settlement charges, including $10.6 million related to a project in San Francisco, $4.6 million related to a project in Lake Tahoe and $1.1 million related to projects in Europe and $6.6 million of losses and other expenses primarily resulting from fraudulently induced electronic payment disbursements made to third parties, partially offset by a $0.5 million favorable true up of previously recorded costs associated with the 2017 Hurricanes (recorded in losses and other expense) and a $0.1 million true up of previously recorded litigation settlement expenses.
Certain items - Quarter and First Half Ended June 30, 2017
In our Statement of Income for the quarter ended June 30, 2017, we recorded $0.5 million of net pre-tax items, which included $0.2 million of acquisition costs, less than $0.2 million of litigation settlement expenses and less than $0.2 million of losses and other expense.
In our Statement of Income for the first half ended June 30, 2017, we recorded $1.0 million of net pre-tax items, which included $0.6 million of acquisition costs, $0.2 million of litigation settlement expenses and $0.2 million of losses and other expense.
Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, and excludes non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of acquisition, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$547,667	$409,059
Restricted cash (including $144,816 and $32,321 from VIEs, respectively)	170,536	81,553
Accounts receivable, net (including $6,039 and $5,639 from VIEs, respectively)	67,619	91,659
Vacation ownership notes receivable, net (including $964,510 and $814,011 from VIEs, respectively)	1,167,779	1,114,552
Inventory	690,154	728,379
Property and equipment	246,940	252,727
Other (including $25,688 and $13,708 from VIEs, respectively)	166,875	166,653
TOTAL ASSETS	$3,057,570	$2,844,582

LIABILITIES AND EQUITY
Accounts payable	$84,331	$145,405
Advance deposits	95,816	84,087
Accrued liabilities (including $685 and $701 from VIEs, respectively)	99,469	119,810
Deferred revenue	98,500	69,058
Payroll and benefits liability	85,216	111,885
Deferred compensation liability	82,624	74,851
Debt, net (including $1,113,860 and $845,131 from VIEs, respectively)	1,332,276	1,095,213
Other	11,937	13,471
Deferred taxes	101,760	89,987
TOTAL LIABILITIES	1,991,929	1,803,767
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 36,981,204 and 36,861,843 shares issued, respectively	370	369
Treasury stock — at cost; 10,408,996 and 10,400,547 shares, respectively	(695,746)	(694,233)
Additional paid-in capital	1,190,448	1,188,538
Accumulated other comprehensive income	15,774	16,745
Retained earnings	554,795	529,396
TOTAL EQUITY	1,065,641	1,040,815
TOTAL LIABILITIES AND EQUITY	$3,057,570	$2,844,582
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017
OPERATING ACTIVITIES
Net income	$46,742	$76,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,371	10,192
Amortization of debt discount and issuance costs	7,563	2,726
Vacation ownership notes receivable reserve	23,970	27,051
Share-based compensation	9,718	8,451
Deferred income taxes	12,199	12,810
Net change in assets and liabilities:
Accounts receivable	24,499	23,970
Vacation ownership notes receivable originations	(233,061)	(228,048)
Vacation ownership notes receivable collections	155,257	136,731
Inventory	36,840	15,006
Purchase of vacation ownership units for future transfer to inventory	—	(33,594)
Other assets	11,523	4,475
Accounts payable, advance deposits and accrued liabilities	(59,365)	(68,228)
Deferred revenue	29,493	25,163
Payroll and benefit liabilities	(26,699)	(8,698)
Deferred compensation liability	7,773	7,053
Other liabilities	(134)	(292)
Other, net	764	3,286
Net cash provided by operating activities	58,453	14,130
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(7,490)	(11,344)
Purchase of company owned life insurance	(11,562)	(10,092)
Dispositions, net	120	11
Net cash used in investing activities	(18,932)	(21,425)
FINANCING ACTIVITIES
Borrowings from securitization transactions	423,000	50,260
Repayment of debt related to securitization transactions	(154,271)	(117,400)
Borrowings from Revolving Corporate Credit Facility	—	60,000
Repayment of Revolving Corporate Credit Facility	—	(12,500)
Repayment of non-interest bearing note payable	(32,680)	—
Debt issuance costs	(6,578)	(1,219)
Repurchase of common stock	(1,882)	(3,868)
Payment of dividends	(31,927)	(28,552)
Payment of withholding taxes on vesting of restricted stock units	(8,312)	(9,962)
Other, net	13	(624)
Net cash provided by (used in) financing activities	187,363	(63,865)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	707	1,962
Increase (decrease) in cash, cash equivalents and restricted cash	227,591	(69,198)
Cash, cash equivalents and restricted cash, beginning of period	490,612	213,102
Cash, cash equivalents and restricted cash, end of period	$718,203	$143,904